SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 13, 1999

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
               (Exact name of Registrant as specified in Charter)


     New Jersey                          0-24021                 22-3561164
(State or Other Jurisdiction           (Commission           (IRS Employer
  of Incorporation)                    File Number)          Identification No.)


629 Grove Street, Jersey City, New Jersey                     07310
(Address of principal executive office)                     (Zip Code)


Registrant's telephone number including area code:  (201) 217-1990


          -------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)

     This Form 8-K/A amends and supplements (i) the Form 8-K dated January 13, 1999 filed with the Securities and Exchange Commission (the "SEC") on January 25, 1999 relating to the acquisition by Cunningham Graphics International, Inc. (the "Company") of Workable Company Limited ("Workable"), Plainduty Limited ("Plainduty") and Workable Printing (Singapore) PTE Ltd. ("Workable Singapore") and (ii) the Form 8-K dated February 17, 1999 filed with the SEC on February 23, 1999 relating to the acquisition by the Company of Boston Towne Press, Inc. This Form 8-K/A contains the information referred to in Item 7 of the form.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired

                  See Index to Financial Statements and Pro Forma Financial Information below. Audited financial statements of Workable Printing (Singapore) PTE LTD have not been filed because they are not material to the Workable Group.

         (b)      Pro Forma Financial Information

                  See Index to Financial Statements and Pro Forma Financial Information below

         (c)      Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                  23.1              Consent of PriceWaterhouseCoopers
                  23.2              Consent of H.R. Margolis Company

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION


         FINANCIAL STATEMENTS                                              PAGE
--------------------------------------------------------------------------------
WORKABLE COMPANY LIMITED
         Report of the Directors                                           F-1
         Auditors' Report                                                  F-3
         Profit and Loss Account for the period April 1, 1998
         through December 31, 1998 and the for year
         ended March 31, 1998                                              F-4
         Balance Sheets as of December 31, 1998 and March
         31, 1998                                                          F-5
         Cash Flow Statement for the period from April 1,
         1998 through December 31, 1998 and for the
         year ended March 31, 1998                                         F-6
         Notes to the Accounts                                             F-7

PLAINDUTY LIMITED
         Report of the Directors                                           F-21
         Auditors' Report                                                  F-23
         Profit and Loss Account for the period April 1, 1998
         through December 31, 1998 and the for year
         ended March 31, 1998                                              F-24
         Balance Sheets as of December 31, 1998 and March
         31, 1998                                                          F-25
         Cash Flow Statement for the period from April 1,
         1998 through December 31, 1998 and for the
         year ended March 31, 1998                                         F-26
         Notes to the Accounts                                             F-27

BOSTON TOWNE PRESS
         Independent Auditors' Report                                      F-37
         Balance Sheets as of December 31, 1998 and 1997                   F-38
         Statements of Income and Retained Earnings for the
         Years Ended December 31, 1998 and 1997                            F-40
         Statements of Comprehensive Income for the Years
         Ended December 31, 1998 and 1997                                  F-41
         Statements of Cash Flows for the Years Ended
         December 31, 1998 and 1997                                        F-42
         Notes to the Financial Statements                                 F-44

PRO FORMA FINANCIAL INFORMATION
         Introduction to the Unaudited Pro Forma Combined
         Financial Statements                                              F-51
         Unaudited Pro Forma Combined Balance Sheet as of
         December 31, 1998                                                 F-52
         Unaudited Pro Forma Combined Statement of Income
         for the Year Ended December 31, 1998                              F-53
         Notes to Unaudited Pro Forma Combined Statement
         Financial Statements                                              F-54

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Cunningham Graphics International, Inc.
                                              (Registrant)


Dated: March 29, 1999                By:  /s/ Robert M. Okin
                                        ------------------------------
                                        Name:  Robert M. Okin
                                        Title:  Senior Vice President
                                        and Chief Financial Officer

WORKABLE COMPANY LIMITED

REPORT OF THE DIRECTORS



The directors submit their report together with the audited accounts for the period from 1st April 1998 to 31st December 1998.

Change of financial year end

Pursuant to a special resolution passed on 31st December 1998, the company changed its year end from 31st March to 31st December.

Principal activity

The principal activities of the company are printing and typesetting.

Results and appropriations

The results of the company for the period ended 31st December 1998 are set out in the profit and loss account on page 4.

The directors have declared interim dividends of HK$304.01 per ordinary share, totalling HK$30,097,268 which were paid on 30th November 1998. The directors do not recommend the payment of a final dividend.

Fixed assets

Details of the movements in fixed assets are shown in note 6 to the accounts.

Directors

The directors during the period and up to the date of this report were:

Lam Hok Ling
Tung Hok Ki
Michael Cunningham      (appointed on 13th January 1999)
Robert Okin             (appointed on 13th January 1999)
Gordan Mays             (appointed on 13th January 1999)
May Cheng               (appointed on 12th January 1999 and resigned on 13th
                         January 1999)

There being no provision in the company's articles of association for retirement by rotation, all remaining directors continue in office.

Directors' interests

Notes 6, 10, 14 and 16 to the accounts contains details of transactions in which Mr Lam Hok Ling and Mr Tung Hok Ki were interested by virtue of being beneficial shareholders of the related company and Plainduty Limited, an associated company.

Except for the foregoing, no contracts of significance in relation to the company's business to which the company, its fellow subsidiaries or its holding company was a party and in which a director of the company had a material interest, whether directly or indirectly, subsisted at the end of the period or at any time during the period.

At no time during the period was the company, its fellow subsidiaries or its holding company a party to any arrangements to enable the directors of the company to acquire benefits by means of the acquisition of shares in, or debentures of, the company or any other body corporate.

Management contracts

No contracts concerning the management and administration of the whole or any substantial part of the business of the company were entered into or existed during the period.

Auditors

The accounts have been audited by PricewaterhouseCoopers who retire and, being eligible, offer themselves for re-appointment.


On behalf of the Board



Chairman

Hong Kong, 19th February 1999

AUDITORS' REPORT TO THE SHAREHOLDERS OF
WORKABLE COMPANY LIMITED
(incorporated in Hong Kong with limited liability)

We have audited the accompanying balance sheet of Workable Company Limited as of 31st December 1998 and 31st March 1998 and the related profit and loss account and cash flow statement for the nine-month period ended 31st December 1998 and the year ended 31st March 1998, all expressed in Hong Kong dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Workable Company Limited at 31st December 1998 and 31st March 1998 and the related profit and loss account and cash flow statement for the nine-month period ended 31st December 1998 and the year ended 31st March 1998, in conformity with accounting principles generally accepted in Hong Kong.

Accounting principles generally accepted in Hong Kong vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income expressed in Hong Kong dollars for the nine-month period ended 31st December 1998 and the year ended 31st March 1998 and the determination of stockholders' equity and cash flows also expressed in Hong Kong dollars at 31st December 1998 and 31st March 1998 to the extent summarized in Note 18 to the financial statements.

PricewaterhouseCoopers
Hong Kong
19th February 1999

WORKABLE COMPANY LIMITED

PROFIT AND LOSS ACCOUNT
FOR THE PERIOD FROM 1ST APRIL 1998
TO 31ST DECEMBER 1998


                                                     Period from
                                                        1.4.1998
                                                              to     Year ended
                                                Note  31.12.1998      31.3.1998
                                                             HK$            HK$

Turnover                                              58,679,537     84,955,333
                                                      ==========     ==========

Operating profit                                 2     5,753,765     13,500,465

Share of profit of associated company                  3,560,778      4,059,642
                                                     -----------    -----------
Profit before taxation                                 9,314,543     17,560,107

Taxation                                              (2,241,750)    (2,530,907)
                                                     -----------    -----------
Profit attributable to shareholders                    7,072,793     15,029,200
                                                     -----------    -----------

Share of profit after tax of associated company  4    (2,826,182)    (3,412,595)

Dividend from associated company                       3,265,095             --
                                                     -----------    -----------
                                                         438,913     (3,412,595)
                                                      ==========     ==========

Net profit retained in the company                     7,511,706     11,616,505

Retained earnings brought forward                     37,575,023     30,875,455
                                                     -----------    -----------
Profit available for distribution                     45,086,729     42,491,960

Dividends                                        5   (30,097,268)    (4,916,937)
                                                     -----------    -----------
Retained earnings carried forward                     14,989,461     37,575,023
                                                      ==========     ==========

WORKABLE COMPANY LIMITED

BALANCE SHEET
AS AT 31ST DECEMBER 1998


                                                                       At            At
                                                       Note    31.12.1998     31.3.1998
                                                                      HK$           HK$

Fixed assets                                             6     30,181,157    33,799,269

Associated company                                       7     14,599,141)   (9,956,226)

Net current assets                                       8      3,983,323    30,054,141
                                                               ----------    ----------
                                                               19,565,339    53,897,184
                                                               ==========    ==========

Financed by:

Share capital                                           11         99,000        99,000

Plant and machinery revaluation reserve                           492,143       492,143

Retained earnings                                              14,989,461    37,575,023
                                                               ----------    ----------
Shareholders' funds                                            15,580,604    38,166,166

Long term liabilities                                   12      1,961,735    13,708,018

Deferred taxation                                       13      2,023,000     2,023,000



-------------------------   --------------------------
Director                    Director

                                                               ----------    ----------
                                                               19,565,339    53,897,184
                                                               ==========    ==========

WORKABLE COMPANY LIMITED

CASH FLOW STATEMENT
FOR THE PERIOD FROM 1ST APRIL 1998
TO 31ST DECEMBER 1998

                                                                      Period from
                                                                         1.4.1998
                                                                               to          Year ended
                                                             Note      31.12.1998           31.3.1998
                                                                              HK$                 HK$

Net cash inflow from operating activities                   15(a)      31,896,285          32,300,305
                                                                      -----------          ----------
Return on investments and servicing of finance

 Dividend received                                                      3,265,095                   -
 Interest received                                                        463,021             817,358
 Interest paid                                                           (920,191)         (1,063,797)
 Interest element of finance lease rental payments                       (370,976)           (704,860)
 Dividends paid                                                       (30,097,268)         (4,916,937)
                                                                      -----------          ----------

Net cash outflow from return on investments
 and servicing of finance                                             (27,660,319)         (5,868,236)
                                                                      -----------          ----------
Taxation

 Hong Kong profits tax paid                                              (606,270)         (1,803,265)
                                                                      -----------          ----------
Investing activities

 Purchase of fixed assets                                              (1,456,682)        (22,924,338)
 Proceeds from sale of fixed assets                                       309,001              73,403
 Proceeds from sale of unlisted investments                               190,000                   -
                                                                      -----------          ----------
Net cash outflow from investing activities                               (957,681)        (22,850,935)
                                                                      ===========          ==========
Net cash inflow before financing                                        2,672,015           1,777,869

Financing

 New loans borrowed                                                             -           4,000,000
 Repayment of loans                                                      (964,149)         (1,025,561)
 Capital element of finance lease rental payments                      (1,469,571)         (3,523,559)
                                                                      -----------          ----------
Net cash outflow from financing                             15(b)      (2,433,720)           (549,120)
                                                                      ===========          ==========
Increase in cash and cash equivalents                                     238,295           1,228,749
Cash and cash equivalents at 1st April                                  3,105,620           1,876,871
                                                                      -----------          ----------
Cash and cash equivalents at 31st December/31st March                   3,343,915           3,105,620
                                                                      ===========          ==========
Analysis of balances of cash and cash equivalents

Bank balances and cash                                                  3,343,915           3,105,620
                                                                      ===========          ==========

         WORKABLE COMPANY LIMITED

         NOTES TO THE ACCOUNTS

1        Principal accounting policies

 (a)     Turnover and revenue recognition

         Turnover represents invoiced sales to third parties.

         Revenue from sale of goods is recognised when the goods are delivered to customers.

         Interest income is recognised on an accruals basis.

         Dividend income is recognised when the right to receive payment is established.

 (b)     Fixed assets

         Fixed assets are stated at cost or valuation less accumulated depreciation.

         Leasehold land is depreciated over the remaining period of the respective lease while other fixed assets are depreciated at rates sufficient to write off their carrying value over their estimated useful lives at the following annual rates:

         Buildings                      2% on straight line basis
         Furniture and fixtures        20% on reducing balance basis
         Plant and machinery           30% on reducing balance basis
         Motor vehicles                30% on reducing balance basis
         Computer software             30% on reducing balance basis

         Assets under finance leases are depreciated over the shorter of the respective lease terms and their estimated useful lives.

 (c)     Assets under leases

         a.       Finance leases

                  Leases that substantially transfer to the company all the rewards and risks of ownership of assets, other than legal title, are accounted for as finance leases. At the inception of a finance lease, the fair value of the asset is recorded together with the obligation, excluding the interest element, to pay future rentals.

                  Finance charges are debited to the profit and loss account in proportion to the capital balances outstanding.

         b.       Operating leases

                  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight line basis over the lease term.

         WORKABLE COMPANY LIMITED

         NOTES TO THE ACCOUNTS

1        Principal accounting policies (continued)

 (d)     Deferred taxation

         Deferred taxation is accounted for at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or receivable in the foreseeable future.

 (e)     Stocks

         Stocks are stated at the lower of cost and net realisable value. Cost is determined on the first in first out basis. Net realisable value is determined on the basis of anticipated sales proceeds less estimated selling expenses.

 (f)     Foreign currencies

         Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balances sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences arising in these cases are dealt with in the profit and loss account.

 (g)     Related parties

         Related parties are individuals and companies where the individual or company has the ability, directly and indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.

 (h)     Associated company

         An associated company is a company, not being a subsidiary company, in which an equity interest is held for the long term and significant influence is exercised in its management. The company's investment in associated company is carried at cost less provision for permanent diminution in value. The result of associated company is accounted for by the company on the basis of dividends received and receivable.

 (i)     Retirement benefit costs

         The company contributes to a defined contribution retirement scheme which is available to all employees. The assets and liabilities are held separately from those of the company in an independently administered fund. The company's contributions to this scheme are expensed as incurred and may be reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions.

     WORKABLE COMPANY LIMITED

     NOTES TO THE ACCOUNTS

2    Operating profit

                                                      Period from
                                                         1.4.1998
                                                               to     Year ended
                                                        1.12.1998      31.3.1998
                                                              HK$            HK$

     Operating profit is stated after
      crediting and charging the following:

     Crediting

     Interest income
      - bank                                              463,021        679,187
      - others                                                  -        138,171
     Gain on disposal of fixed assets                      41,959              -
     Exchange gain                                         21,991              -
                                                        =========      =========

     Charging

     Cost of stocks sold                               44,003,682     58,809,148
     Depreciation charge
      - owned fixed assets                              4,041,895      3,616,161
      - leased fixed assets                               765,857      1,722,765
     Interest expense on bank loans and overdrafts        920,191      1,063,797
     Finance lease charges                                370,976        704,860
     Auditors' remuneration                                50,000         55,000
     Operating leases rental - land and buildings         531,960        420,000
     Loss on disposal of unlisted investments             317,000              -
     Loss on disposal of fixed assets                           -        216,419
     Exchange loss                                              -          7,302
                                                        =========      =========

3    Directors' emoluments

                                                      Period from
                                                         1.4.1998
                                                               to     Year ended
                                                        1.12.1998      31.3.1998
                                                              HK$            HK$

     Fees                                                 100,000        220,000
     Other emoluments                                   1,720,714      1,990,088
                                                        =========      =========

    WORKABLE COMPANY LIMITED

    NOTES TO THE ACCOUNTS

4   Taxation

    Hong Kong profits tax has been provided at the rate of 16% (year ended 31st March 1998:16.5%) on the estimated assessable profit for the period.

                                                     Period from
                                                        1.4.1998
                                                              to     Year ended
                                                       1.12.1998      31.3.1998
                                                             HK$            HK$
    Company:

    Hong Kong profits tax                              1,100,000        527,000
    Underprovision in prior years                        407,154        220,000
    Deferred taxation (note 13)                                -      1,136,960
                                                      ----------      ---------
                                                       1,507,154      1,883,960
                                                       ---------      ---------

    Associated company:

    Hong Kong profits tax                                734,596        410,045
    Deferred taxation                                          -        236,902
                                                      ----------      ---------
                                                         734,596        646,947
                                                      ==========      =========

                                                       2,241,750      2,530,907
                                                      ==========      =========


5   Dividends
                                                     Period from
                                                        1.4.1998
                                                              to     Year ended
                                                       1.12.1998      31.3.1998
                                                             HK$            HK$
    Interims, paid, of HK$304.01 (1998: HK$49.67)
     per ordinary share                               30,097,268      4,916,937
                                                      ==========      =========

   WORKABLE COMPANY LIMITED

   NOTES TO THE ACCOUNTS

6  Fixed assets

                                       Long-term
                                       leasehold
                                        land and
                                       buildings          Plant and     Furniture            Motor       Computer
                                    in Hong Kong          machinery  and fixtures         vehicles       software          Total
                                             HK$                HK$           HK$              HK$            HK$            HK$
   Cost or valuation

    At 1st April 1998                 12,175,610         28,515,399     5,378,903        2,867,809              -     48,937,721
    Additions                                  -            624,996       124,858          128,171        578,657      1,456,682
    Disposals                                  -            (16,860)      (25,912)               -              -        (42,772)
    Transfer to related
      companies                                -         (1,325,400)            -                -              -     (1,325,400)
    Reclassification                           -            (22,809)            -                -         22,809              -
                                      ----------         ----------     ---------        ---------        -------     ----------
    At 31st December 1998             12,175,610         27,775,326     5,477,849        2,995,980        601,466     49,026,231
                                      ----------         ----------     ---------        ---------        -------     ----------
   Accumulated depreciation

    At 1st April 1998                    240,694         12,251,666     1,715,829          930,263              -     15,138,452
    Charge for the period                117,087          3,614,570       554,866          432,589         88,640      4,807,752
    Disposals                                  -            (10,152)       (8,359)               -              -        (18,511)
    Transfer to related
      companies                                -         (1,082,619)            -                -              -     (1,082,619)
    Reclassification                           -            (19,182)            -                -         19,182              -
                                      ----------         ----------     ---------        ---------        -------     ----------
    At 31st December 1998                357,781         14,754,283     2,262,336        1,362,852        107,822     18,845,074
                                      ==========         ==========     =========        =========        =======     ==========

   Net book value

    At 31st December 1998             11,817,829         13,021,043     3,215,513        1,633,128        493,644     30,181,157
                                      ==========         ==========     =========        =========        =======     ==========

    At 31st March 1998                11,934,916         16,263,733     3,663,074        1,937,546              -     33,799,269
                                      ==========         ==========     =========        =========        =======     ==========
   Analysis of cost or valuation
    of the above assets is as follows:


    At cost                           12,175,610         27,283,183     5,477,849        2,995,980        601,466     48,534,088
    At director's valuation                    -            492,143             -                -              -        492,143
      1992
                                      ----------         ----------     ---------        ---------        -------     ----------
                                      12,175,610         27,775,326     5,477,849        2,995,980        601,466     49,026,231
                                      ==========         ==========     =========        =========        =======     ==========

The aggregate net book value of fixed assets held under finance leases amounted to HK$2,715,314 (at 31st March 1998: HK$4,020,337).

The leasehold land and buildings were mortgaged to a bank to secure the company's overdrafts and loan facilities (see notes 12 and 16).

The transfer of fixed assets to related companies is at net book value of those fixed assets.

    WORKABLE COMPANY LIMITED

    NOTES TO THE ACCOUNTS


7   Associated company

                                                       At                  At
                                                1.12.1998           31.3.1998
                                                      HK$                 HK$

    Unlisted shares, at cost                       76,000              76,001
    Amount due to an associated company       (14,675,141)        (10,032,227)
                                              -----------         -----------

                                              (14,599,141)         (9,956,226)
                                              ===========         ===========


    The amount due to an associated company is unsecured, interest free and has no fixed terms of repayment.

    Particulars of the associated company are as follows:

                          Place of           Principal                   Equity
    Name                  incorporation      activities           interest held
    ----                  -------------      ----------           -------------

    Plainduty Limited     Hong Kong          Printing factory            40%

    Accounting for the investment in Plainduty Limited under the equity method (note 1 (i)) would increase the carrying value of the investment by HK$6,090,504 (31st March 1998 : HK$6,529,417), representing the company's share of the undistributed post-acquisition profits of Plainduty Limited.

    WORKABLE COMPANY LIMITED

    NOTES TO THE ACCOUNTS


8   Net current assets

                                                                 At           At
                                                         31.12.1998    31.3.1998
                                                                HK$          HK$
    Current assets

     Stocks                                               1,079,557    1,089,001
     Debtors                                              9,748,573    8,829,460
     Deposits and prepayments                               394,789      150,728
     Amounts due from directors (note 9)                    752,558    5,186,339
     Amounts due from related companies (note 10)         6,442,018   17,408,063
     Unlisted investments                                         -      507,000
     Taxation recoverable                                         -      480,268
     Bank balances and cash                               3,343,915    3,105,620
                                                         ----------   ----------
                                                         21,761,410   36,756,479
                                                         ----------   ----------

    Current liabilities

     Creditors and accruals                               5,001,175    3,658,605
     Current portion of long term liabilities (note 12)  12,356,296    3,043,733
     Taxation payable                                       420,616            -
                                                         ----------   ----------
                                                         17,778,087    6,702,338
                                                         ==========   ==========

                                                          3,983,323   30,054,141
                                                         ==========   ==========

9   Amounts due from directors

                                 At              At                Maximum
                      31st December       1st April    outstanding balance
    Name                       1998            1998      during the period
                                HK$             HK$                    HK$

    Lam Hok Ling            376,279       2,593,170             15,048,633

    Tung Hok Ki             376,279       2,593,169             15,048,633
                            -------       ---------
                            752,558       5,186,339
                            =======       =========


    The amounts due from directors are unsecured, interest free and have no fixed terms of repayment.

10  Amounts due from related companies

    The amounts due from related companies are unsecured, interest free and have no fixed terms of repayment.

     WORKABLE COMPANY LIMITED

     NOTES TO THE ACCOUNTS

11   Share capital
                                                            At            At
                                                    31.12.1998     31.3.1998
                                                           HK$           HK$
     Authorised:

     100,000 ordinary shares of HK$1 each              100,000       100,000
                                                   ===========    ==========
     Issued and fully paid:

     99,000 ordinary shares of HK$1 each                99,000        99,000
                                                   ===========    ==========

12   Long term liabilities
                                                            At            At
                                                    31.12.1998     31.3.1998
                                                           HK$           HK$

     Bank loans - secured                           10,563,153    11,527,302
     Obligations under finance leases                3,754,878     5,224,449
                                                   -----------    ----------
                                                    14,318,031    16,751,751
     Amount due within one year included under
     current liabilities (note 8)                  (12,356,296)   (3,043,733)
                                                   -----------    ----------

                                                     1,961,735    13,708,018
                                                   ===========    ==========

(a) Obligations under finance leases are wholly repayable within five years. Interest is charged on the outstanding balance at prime rates per annum.

(b) Bank loans were secured by the land and buildings of the company and Plainduty Limited, its associated company. They are originally repayable by instalments up to March 2006. Following the disposals of the land and buildings to a related company on 12th January 1999, the bank loans were fully repaid and therefore reclassified as current assets.

13   Deferred taxation

                                                       Period from
                                                          1.4.1998
                                                                to   Year ended
                                                        31.12.1998    31.3.1998
                                                               HK$          HK$

     At 1st April                                        2,023,000      886,040
     Transfer from profit and loss account (note 4)              -    1,136,960
                                                         ---------    ---------
     At 31st December/31st March                         2,023,000    2,023,000
                                                         =========    =========
     Provided in the accounts in respect of:

     Accelerated depreciation allowances                 2,023,000    2,023,000
                                                         =========    =========

    WORKABLE COMPANY LIMITED

    NOTES TO THE ACCOUNTS

14  Related party transactions

    Other than those disclosed in notes 6, 7 and 12 to the accounts, during the period the company undertook the following transactions with related parties:

                                                                             Period from
                                                                                1.4.1998
                                                                                      to          Year ended
                                                                              31.12.1998           31.3.1998
                                                                                     HK$                 HK$
    Rental income of plant and machinery from an
     associated company                                                        1,800,000           2,400,000
    Printing income from a related company                                       215,832                   -
    Printing fees charged by an associated company                           (25,626,080)        (32,590,990)
    Operating lease rentals paid to related companies                           (531,960)           (420,000)
    Printing fees charged by a related company                                   (46,368)                  -
                                                                             ===========         ===========

15  Notes to the cash flow statement

(a) Reconciliation of operating profit to net cash inflow from operating activities

                                                                             Period from
                                                                                1.4.1998
                                                                                      to          Year ended
                                                                              31.12.1998           31.3.1998
                                                                                     HK$                 HK$
    Operating profit                                                           5,753,765          13,500,465
    Deprecation charges                                                        4,807,752           5,338,926
    (Gain)/loss on disposal of fixed assets                                      (41,959)            216,419
    Loss on disposal of unlisted investments                                     317,000                   -
    Decrease/(increase) in stocks                                                  9,444            (228,961)
    (Increase)/decrease in debtors                                              (919,113)            615,525
    (Increase)/decrease in deposits and prepayments                             (244,061)          1,071,334
    Increase/(decrease) in creditors and accruals                              1,342,570            (768,491)
    Increase in amounts due to associated companies                            4,642,915           6,015,418
    Decrease/(increase) in amounts due from related
     companies                                                                10,966,045          (2,077,718)
    Decrease in amounts due from directors                                     4,433,781           7,666,089
    Net interest expense                                                         828,146             951,299
                                                                              ----------          ----------
    Net cash inflow from operating activities                                 31,896,285          32,300,305
                                                                              ==========          ==========

    WORKABLE COMPANY LIMITED

    NOTES TO THE ACCOUNTS

15  Notes to the cash flow statement (continued)

(b) Analysis of changes in financing during the period

                                                                  Loans
                                                            and finance
                                                      lease obligations
                                                                    HK$

    Balance at 1st April 1998                                16,751,751
    Cash outflow from financing                              (2,433,720)
                                                             ----------
    Balance at 31st December 1998                            14,318,031
                                                             ==========


16  Subsequent events

(a) Disposal of land and buildings

    Subsequent to 31st December 1998, the company entered into a sale and purchase agreement with a related company which is wholly owned by Mr Lam Hok Ling and Mr Tung Hok Ki for the disposal of its land and buildings, at their net book value of HK$11,817,829. The bank loans secured by the land and buildings were fully repaid upon disposal.

(b) Acquisition of a subsidiary company

    Subsequent to 31st December 1998, the company acquired 100% of the issued share capital of Workable Printing (Singapore) Pte Ltd at a cost of HK$466,000.

17  Ultimate holding company

    Pursuant to the completion of a share purchase agreement on 13th January 1999, Cunningham Graphics International Inc., a company incorporated in the United States of America, becomes the ultimate holding company of the company.

         WORKABLE COMPANY LIMITED

         NOTES TO THE ACCOUNTS


18 Summary of Significant Differences Between Hong Kong and United States Generally Accepted Accounting Principles

         The Company's accounts are prepared in accordance with generally accepted accounting principles ("GAAP") applicable in Hong Kong, which differ in certain significant respects from those applicable in the United States. The main differences relate principally to the following items and the effects of the adjustments on net income and shareholders' equity are set out below.

(a)      Deferred Taxation

         Under Hong Kong GAAP, deferred taxation is calculated under the liability method in respect of the taxation effect arising from all timing differences which are expected with reasonable probability to be realized in the foreseeable future. Tax deferred or accelerated by the effect of timing differences is accounted for to the extent that it is possible that a liability or asset will be realized. Deferred tax net debit balances are not carried forward as assets, except to the extent that they are expected to be recoverable.

         Pursuant to US Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes", U.S. GAAP generally requires that deferred taxation be provided for all future taxable temporary differences arising from differences between when items are recorded for financial and tax reporting purposes, regardless of when reversal is anticipated. The recognition of deferred tax assets under SFAS 109 is subject to a realization test which requires that an allowance be provided when deferred tax assets are not "more likely than not" to be realized.

(b)      Revaluation of fixed assets

         Under Hong Kong GAAP, fixed assets may be carried at a revalued amount, being its fair value at the date of the revaluation less any subsequent accumulated depreciation (which is generally based on the revalued amount. When an asset's carrying amount is increased as a result of a revaluation, the increase should be credited directly to equity under the heading of revaluation reserve.

         Under US GAAP, property, plant and equipment are reported at their historical cost less accumulated depreciation. Revaluations are not permitted under US GAAP.

(c)      Associated company

         Under Hong Kong GAAP, a single investing company which is not wholly-owned, without subsidiaries but with one or more associates may elect to record the associate company using either the equity method or the cost method (with separate disclosure showing the results using the equity method). The Company has adopted the cost method whereby the associated company is carried at cost less provision for permanent diminution. The result of the associated company is reflected in the profit and loss account of the Company on the basis of dividends received and receivable.

         Under US GAAP, the equity method of accounting is used for investments in which the company has a 20% to 50% ownership interest and significant influence over the operations of the investee.

    WORKABLE COMPANY LIMITED

    NOTES TO THE ACCOUNTS


18 Summary of Significant Differences Between Hong Kong and United States Generally Accepted Accounting Principles (continued)

    (d)  Statement of cash flows

         The Company has adopted the Hong Kong Statements of Standard Accounting Practice No. 15, "Cash Flow Statements" ("SSAP 15"). Its objectives and principles are similar to those set out in the US Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" ("SFAS 95"). The principal differences between the standards relate to classifications. Under SSAP 15, the Company presents its cash flows for (a) operating activities; (b) return on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing activities. SFAS 95 requires only three categories of cash flow activity: (a) operating; (b) investing; and (c) financing. Cash flows from returns on investments and the servicing of finance would be included as operating activities for interest items and as financing activities for dividends paid under SFAS 95.

         If presented in accordance with SFAS 95, net cash flows from operating, investing and financing activities for the nine-month period ended 31st December 1998 and for the year ended 31st March 1998 would be:

                                                                  Inflow/(Outflow)
                                                         Period from
                                                         1.4.1998 to        Year ended
                                                          31.12.1998         31.3.1998
                                                                 HK$               HK$
         Net cash inflow from operating activities        33,726,964        29,545,741
         Net cash outflow from investing activities         (957,681)      (22,850,935)
         Net cash outflow from financing activities      (32,530,988)       (5,466,057)
                                                         -----------       -----------

         Increase in cash and cash equivalents               238,295         1,228,749
                                                         ===========       ===========

     WORKABLE COMPANY LIMITED

     NOTES TO THE ACCOUNTS

18 Summary of Significant Differences Between Hong Kong and United States Generally Accepted Accounting Principles (continued)

     The following is a summary of the approximate effects on net income and shareholders' equity if US GAAP were to be applied instead of Hong Kong GAAP, expressed in Hong Kong dollars.

                                                                                 Period from
                                                                                 1.4.1998 to         Year ended
                                                                                  31.12.1998            31.3.98
                                                                                         HK$                HK$
     Net income as shown in the financial statements                               7,511,706         11,616,505
     Description of items having the effect of increasing
      reported income:
        Equity method - share of profit (1)                                        2,940,982          3,405,046
        Depreciation on revalued fixed assets (3)                                      9,009             17,370
     Description of items having the effect of decreasing reported income:
        Equity method - reversal of dividend income (1)                           (3,265,095)                 -
        Deferred taxation (2)                                                        (49,000)          (295,800)
                                                                                  ----------         ----------
     Net income according to generally accepted accounting
      principles in the United States                                              7,147,602         14,743,121
                                                                                  ==========         ==========

     Shareholders' equity as shown in the financial statements                    15,580,604         38,166,166
     Description of items having the effect of decreasing
      reported shareholders' equity:
         Deferred taxation (2)
         - prior year                                                               (379,000)           (83,200)
         - current year                                                              (49,000)          (295,800)
         Net book value of revalued fixed assets (3)                                 (31,521)           (40,530)
     Description of items having the effect of increasing:
      reported shareholders' equity:
         Equity method - carrying value of associated company                      6,113,304          6,437,417
                                                                                  ----------         ----------
     Shareholders' equity according to generally accepted
      accounting principles in the United States                                  21,234,387         44,184,053
                                                                                  ==========         ==========

(1) Represents the effects of recording the associated company using the equity method instead of the cost method.

(2) Represents the effects of recognizing all future taxable temporary differences arising from differences between when items are recorded for financial and tax reporting purposes, regardless of when reversal is anticipated.

(3) Represents the reversal of the net book value of revalued fixed assets and the related depreciation.

     WORKABLE COMPANY LIMITED

     NOTES TO THE ACCOUNTS

19   Approval of accounts

     The accounts were approved by the board of directors on 19th February 1999.

PLAINDUTY LIMITED

REPORT OF THE DIRECTORS


The directors submit their report together with the audited accounts for the period from 1st April 1998 to 31st December 1998.


Change of financial year end

Pursuant to a special resolution passed on 31st December 1998, the company changed its year end from 31st March to 31st December.


Principal activity

The principal activity of the company is printing.


Results and appropriations

The results of the company for the period ended 31st December 1998 are set out in the profit and loss account on page 4.

The directors have declared an interim dividend of HK$81.63 per ordinary share, totalling HK$8,162,738 which was paid on 30th November 1998. The directors do not recommend the payment of a final dividend.


Fixed assets

Details of the movements in fixed assets are shown in note 6 to the accounts.


Directors

The directors during the period and up to the date of this report were:

Lam Hok Ling
Tung Hok Ki
Michael Cunningham               (appointed on 13th January 1999)
Robert Kin                       (appointed on 13th January 1999)
Gordon Mays                      (appointed on 13th January 1999)

There being no provision in the company's articles of association for retirement by rotation, all directors continue in office.

Directors' interests

Notes 6, 10, 14 and 16 to the accounts contain details of transactions in which Mr Lam Hok Ling and Mr Tung Hok Ki were interested by virtue of being beneficial shareholders of the related company and a shareholder, Workable Company Limited.

Except for the foregoing, no contracts of significance in relation to the company's business to which the company, its fellow subsidiaries or its holding company was a party and in which a director of the company had a material interest, whether directly or indirectly, subsisted at the end of the period or at any time during the period.

At no time during the period was company , its fellow subsidiaries or its holding company a party to any arrangements to enable the directors of the company to acquire benefits by means of the acquisition of shares in, or debentures of, the company or any other body corporate.

Management contracts

No contracts concerning the management and administration of the whole or any substantial part of the business of the company were entered into or existed during the period.

Auditors

The accounts have been audited by PricewaterhouseCoopers who retire and, being eligible, offer themselves for re-appointment.


On behalf of the Board



Chairman

Hong Kong, 19th February 1999

AUDITORS' REPORT TO THE SHAREHOLDERS OF
PLAINDUTY LIMITED
(incorporated in Hong Kong with limited liability)

We have audited the accompanying balance sheet of Plainduty Limited as of 31st December 1998 and 31st March 1998 and the related profit and loss account and cash flow statement for the nine-month period ended 31st December 1998 and the year ended 31st March 1998, all expressed in Hong Kong dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Plainduty Limited at 31st December 1998 and 31st March 1998 and the related profit and loss account and cash flow statement for the nine-month period ended 31st December 1998 and the year ended 31st March 1998, in conformity with accounting principles generally accepted in Hong Kong.

Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income expressed in Hong Kong dollars for the nine-month period ended 31st December 1998 and the year ended 31st March 1998 and the determination of shareholders' equity and financial position also expressed in Hong Kong dollars at 31st December 1998 and 31st March 1998 to the extent summarized in Note 18 to the financial statements.

PricewaterhouseCoopers
Hong Kong
19th February 1999

PLAINDUTY LIMITED

PROFIT AND LOSS ACCOUNT
FOR THE PERIOD FROM 1ST APRIL 1998
TO 31ST DECEMBER 1998


                                                    Period from
                                                       1.4.1998
                                                             to      Year ended
                                             Note    31.12.1998       31.3.1998
                                                            HK$             HK$

Turnover                                             25,626,080      32,590,990
                                                     ==========      ==========

Profit before taxation                         2      8,901,946      10,149,108

Taxation                                       4     (1,836,489)     (1,617,369)
                                                     ----------      ----------
Profit for the period/year                            7,065,457       8,531,739

Retained earnings brought forward                    16,323,542       7,791,803
                                                     ----------      ----------
Profit attributable to shareholders                  23,388,999      16,323,542

Dividends                                      5     (8,162,738)              -
                                                     ----------      ----------

Retained earnings carried forward                    15,226,261      16,323,542
                                                     ==========      ==========

PLAINDUTY LIMITED

BALANCE SHEET
AS AT 31ST DECEMBER 1998


                                                              At            At
                                              Note    31.12.1998     31.3.1998
                                                             HK$           HK$

Fixed assets                                    6     12,416,979    13,812,360

Net current assets                              7      5,095,215     5,292,942
                                                      ----------    ----------
                                                      17,512,194    19,105,302
                                                      ==========    ==========



Financed by:


Share capital                                  11        100,000       100,000

Profit and loss account                               15,226,261    16,323,542
                                                      ----------    ----------
Shareholders' funds                                   15,326,261    16,423,542

Long term liabilities                          12      1,025,933     1,521,760

Deferred taxation                              13      1,160,000     1,160,000



-------------------    -------------------
Director               Director

                                                      ----------    ----------
                                                      17,512,194    19,105,302
                                                      ==========    ==========

PLAINDUTY LIMITED

CASH FLOW STATEMENT
FOR THE PERIOD FROM 1ST APRIL 1998
TO 31ST DECEMBER 1998

                                                                           Period from
                                                                              1.4.1998
                                                               Note                 to          Year ended
                                                                            31.12.1998           31.3.1998
                                                                                   HK$                 HK$

Net cash inflow from operating activities                     15(a)          8,846,677           5,434,677
                                                                        --------------       -------------
Returns on investments and servicing of
 finance

   Interest received                                                                 6               4,328
   Interest element of finance lease rental payments                          (146,361)           (227,824)
   Dividends paid                                                           (8,162,738)                  -
                                                                        --------------       -------------
Net cash outflow from returns on
 investments and servicing of finance                                       (8,309,093)           (223,496)
                                                                        --------------       -------------
Taxation

  Hong Kong profits tax paid                                                  (120,459)           (769,045)
                                                                        --------------       -------------
Investing activities

  Purchase of fixed assets                                                     (38,015)         (5,237,151)
  Proceeds from sale of fixed assets                                                 -           1,150,000
                                                                        --------------       -------------
Net cash outflow from investing activities                                     (38,015)         (4,087,151)
                                                                        --------------       -------------
Net cash inflow before financing                                               379,110             354,985
                                                                        ==============       =============
Financing by:

Capital element of finance lease rental payments              15(b)           (449,037)           (441,384)

Decrease in cash and cash equivalents                                          (69,927)            (86,399)
Cash and cash equivalents at 1st April                                          96,209             182,608

Cash and cash equivalents at 31st December/31st March                           26,282              96,209
                                                                        ==============       =============
Analysis of the balances of cash and cash equivalents

Bank balances and cash                                                          26,282              96,209
                                                                        ==============       =============

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS

1        Principal accounting policies

(a)      Turnover and revenue recognition

         Turnover represents invoiced sales to a shareholder.

         Revenue from sale of goods is recognised when the goods are delivered to customers.

         Interest income is recognised on an accruals basis.

(b)      Fixed assets

         Fixed assets are stated at cost less accumulated depreciation.

         Leasehold land is depreciated over the remaining period of the respective lease while other fixed assets are depreciated at rates sufficient to write off their cost over their estimated useful lives at the following annual rates:

         Buildings                                2% on straight line basis
         Furniture and fixtures                   20% on reducing balance basis
         Plant and machinery                      20% on reducing balance basis
         Motor vehicles                           30% on reducing balance basis

         Assets under finance leases are depreciated over the shorter of their respective lease terms or estimated useful lives.

(c)      Assets under leases

         a     Finance leases

               Leases that substantially transfer to the company all the rewards and risks of ownership of assets, other than legal title, are accounted for as finance leases. At the inception of a finance lease, the fair value of the asset is recorded together with the obligation, excluding the interest element, to pay future rentals.

               Finance charges are debited to the profit and loss account in proportion to the capital balances outstanding.

         b     Operating leases

               Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight line basis over the lease term.

(d)      Deferred taxation

         Deferred taxation is accounted for at the current tax rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or asset is expected to be payable or receivable in the foreseeable future.

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS


1        Principal accounting policies (continued)

(e)      Stocks

         Stocks are stated at the lower of cost and net realisable value. Cost is determined on the first in first out basis. Net realisable value is determined on the basis of anticipated sales proceeds less estimated selling expenses.

(f)      Foreign currencies

         Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at rates of exchange ruling at the balance sheet date. All exchange differences arising in these cases are dealt with in the profit and loss account.

(g)      Retirement benefit costs

         The company contributes to a defined contribution retirement scheme which is available to all employees. The assets and liabilities are held separately from those of the company in an independently administered fund. The company's contributions to this scheme are expensed as incurred and may be reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions.

(h)      Related parties

         Related parties are individuals and companies where the individual or company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.

2        Profit before taxation

                                                                                    Period from
                                                                                       1.4.1998
                                                                                             to            Year ended
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Profit before taxation is stated after crediting and charging the following:

           Crediting

           Interest income                                                                    6                 4,328
           Gain on disposal of fixed assets                                                   -                45,554
                                                                                     ==========            ==========
           Charging

           Cost of stocks sold                                                       15,668,992            20,991,759
           Depreciation charge
            - owned fixed assets                                                      1,018,374             1,201,146
            - leased fixed assets                                                       415,022               429,836
           Finance lease charges                                                        146,361               227,824
           Auditors' remuneration                                                        35,000                38,000
           Operating leases rental
            - land and buildings                                                        225,000               300,000
            - plant and machinery                                                     1,800,000             2,400,000
                                                                                     ==========            ==========

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS


3        Directors' emoluments

         None of the directors received any fees or other emoluments in respect of their services rendered to the company during the period (year ended 31st March 1998: Nil).


4        Taxation

         Hong Kong profits tax has been provided at the rate of 16% (year ended 31st March 1998 : 16.5%) on the estimated assessable profit for the period.

                                                                            Period from
                                                                               1.4.1998
                                                                                     to            Year ended
                                                                             31.12.1998             31.3.1998
                                                                                    HK$                   HK$
         Hong Kong profits tax                                                1,600,000             1,025,113
         Underprovision in prior years                                          236,489                     -
         Deferred taxation (note 13)                                                  -               592,256
                                                                             ----------            ----------
                                                                              1,836,489             1,617,369
                                                                             ==========            ==========

5        Dividends

                                                                            Period from
                                                                               1.4.1998
                                                                                     to            Year ended
                                                                             31.12.1998             31.3.1998
                                                                                    HK$                   HK$

         Interim, paid, of HK$81.63 (1998: Nil) per ordinary share            8,162,738                     -
                                                                             ==========            ==========

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS


6        Fixed assets

                                               Long-term
                                               leasehold
                                                land and
                                            buildings in      Plant and      Furniture           Motor
                                               Hong Kong      machinery   and fixtures        vehicles            Total
                                                     HK$            HK$            HK$             HK$              HK$
            Cost

            At 1st April 1998                  5,372,286     13,373,372      1,969,243         260,194       20,975,095
            Additions                                  -         33,435          4,580               -           38,015
                                           -------------  -------------  -------------   -------------  ---------------
            At 31st December 1998              5,372,286     13,406,807      1,973,823         260,194       21,013,110
                                           -------------  -------------  -------------   -------------  ---------------
            Accumulated depreciation

            At 1st April 1998                    422,980      5,870,495        750,221         119,039        7,162,735
            Charge for the period                 51,663      1,170,029        180,650          31,054        1,433,396
                                           -------------  -------------  -------------   -------------  ---------------
            At 31st December 1998                474,643      7,040,524        930,871         150,093        8,596,131
                                           -------------  -------------   ------------    ------------   --------------
            Net book value

            At 31st December 1998              4,897,643      6,366,283      1,042,952         110,101       12,416,979
                                           =============  =============  =============   =============  ===============
            At 31st March 1998                 4,949,306      7,502,877      1,219,022         141,155       13,812,360
                                           =============  =============  =============   =============  ===============

The aggregate net book value of fixed assets held under finance leases amounted to HK$2,226,817 (at 31st March 1998: HK$2,641,839).

The leasehold land and buildings were mortgaged to a bank to secure banking facilities to a shareholder, Workable Company Limited. They are disposed at net book value amounting to HK$4,897,643 subsequent to the period end (note 16).

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS

7        Net current assets

                                                                                             At                    At
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Current assets

            Stocks                                                                       48,980                64,245
            Debtors                                                                      18,900                73,789
            Amount due from a shareholder (note 8)                                   14,675,141            10,032,227
            Amounts due from directors (note 9)                                               -                 1,304
            Bank balances and cash                                                       26,282                96,209
                                                                                     ----------            ----------
                                                                                     14,769,303            10,267,774
                                                                                     ----------            ----------
           Current liabilities

            Creditors and accruals                                                    1,741,811             1,341,441
            Current portion of long term liabilities (note 12)                          651,980               605,190
            Taxation payable                                                          2,382,654               666,624
            Amounts due to directors (note 9)                                         4,897,643                     -
            Amounts due to related companies (note 10)                                        -             2,361,577
                                                                                     ----------            ----------
                                                                                      9,674,088             4,974,832
                                                                                     ----------            ----------

                                                                                      5,095,215             5,292,942
                                                                                     ==========            ==========

8        Amount due from a shareholder

         The amount due from a shareholder is unsecured, interest free and has no fixed terms of repayment.

9        Amounts due from/(to) directors

                                                                                                               Maximum
                                                                                                   outstanding balance
                                                                    At                    At              due from the
                                                         31st December             1st April                 directors
           Name                                                   1998                  1998         during the period
                                                                   HK$                   HK$                       HK$
           Lam Hok Ling                                     (2,448,822)                  652                       652

           Tung Hok Ki                                      (2,448,821)                  652                       652
                                                            ----------                 -----
                                                            (4,897,643)                1,304
                                                            ----------                 -----

         The amounts due from the directors are unsecured, interest free and had no fixed terms of repayment.

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS


10       Amounts due to related companies

         The amounts due to related companies were unsecured, interest free and had no fixed terms of repayment.

11       Share capital

                                                                                             At                    At
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Authorised, issued and fully paid:

            100,000 ordinary shares of HK$1 each                                        100,000               100,000
                                                                                      =========             =========

12       Long term liabilities

                                                                                             At                    At
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Obligations under finance leases                                           1,677,913             2,126,950
           Amount due within one year included under
            current liabilities (note 7)                                               (651,980)             (605,190)
                                                                                      ---------             ---------
                                                                                      1,025,933             1,521,760
                                                                                      =========             =========

         The balance is wholly repayable within five years. Interest is charged on the outstanding balance at prime rates per annum.

13       Deferred taxation

                                                                                    Period from
                                                                                       1.4.1998
                                                                                             to            Year ended
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           At 1st April                                                               1,160,000               567,744
           Transfer from profit and loss account (note 4)                                     -               592,256
                                                                                      ---------             ---------
           At 31st December/31st March                                                1,160,000             1,160,000
                                                                                      =========             =========
           Provided in the accounts in respect of:

            Accelerated depreciation allowances                                       1,160,000             1,160,000
                                                                                      =========             =========


         The potential liability for deferred taxation for which no provision has been made in the accounts amounted to:

                                                                                             At                    At
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Other timing differences                                                      57,000               230,000
                                                                                      =========             =========

         PLAINDUTY LIMITED

         NOTES TO THE ACCOUNTS


14       Related party transactions

         During the period the company undertook the following transactions with related parties in the normal course of its business:

                                                                                    Period from
                                                                                       1.4.1998
                                                                                             to            Year ended
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Sales to a shareholder                                                    25,626,080            32,590,990
           Operating lease rentals for plant and machinery paid to
            a shareholder                                                            (1,800,000)           (2,400,000)
           Operating lease rentals for warehouse paid to a related
            company                                                                    (225,000)             (300,000)
                                                                                     ==========            ==========

15       Notes to the cash flow statement

 (a) Reconciliation of profit before taxation to net cash inflow from operating activities

                                                                                    Period from
                                                                                       1.4.1998
                                                                                             to            Year ended
                                                                                     31.12.1998             31.3.1998
                                                                                            HK$                   HK$
           Profit before taxation                                                     8,901,946            10,149,108
           Depreciation charges                                                       1,433,396             1,630,982
           Gain on sale of fixed assets                                                       -               (45,554)
           Decrease in stocks                                                            15,265                11,655
           Decrease in debtors                                                           54,889                 1,216
           Increase in creditors and accruals                                           400,370                 6,891
           Decrease in amounts due from directors                                         1,304                     -
           Decrease/(increase) in balances with shareholders                            254,729            (6,843,117)
           (Decrease)/increase in amounts due to related companies                   (2,361,577)              300,000
           Net interest expense                                                         146,355               223,496
                                                                                     ----------            ----------
           Net cash inflow from operating activities                                  8,846,677             5,434,677
                                                                                     ==========            ==========

      PLAINDUTY LIMITED

      NOTES TO THE ACCOUNTS

15    Notes to the cash flow statement (continued)

(b)   Analysis of changes in financing during the period.

                                                  Finance lease
                                                    obligations
                                                            HK$

      Balance at 1st April 1998                       2,126,950
      Cash outflow from financing                      (449,037)
                                                      ---------
      Balance at 31st December 1998                   1,677,913
                                                      =========

16   Subsequent events

     Subsequent to the period end, the company entered into a sale and purchase agreements with a related company which is wholly owned by Mr Lam Hok Ling and Mr Tung Hok Ki for the disposal of its land and buildings, at their net book value of HK$4,897,643.

17   Ultimate holding company

     Pursuant to the completion of a share purchase agreement on 13th January 1999, Cunningham Graphics International Inc., a company incorporated in the United States of America, become the ultimate holding company of the company.

18 Summary of Significant Differences Between Hong Kong and United States Generally Accepted Accounting Principles ("GAAP")

     The Company's accounts are prepared in accordance with generally accepted accounting principles ("GAAP") applicable in Hong Kong, which differ in certain significant respects from those applicable in the United States. The main differences relate principally to the following items and the effects of the adjustments on net income and shareholders' equity are set out below.

     (a)  Deferred Taxation

          Under Hong Kong GAAP, deferred taxation is calculated under the liability method in respect of the taxation effect arising from all timing differences which are expected with reasonable probability to be realized in the foreseeable future. Tax deferred or accelerated by the effect of timing differences is accounted for to the extent that it is possible that a liability or asset will be realized. Deferred tax net debit balances are not carried forward as assets, except to the extent that they are expected to be recoverable.

          Pursuant to US Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes", U.S. GAAP generally requires that deferred taxation be provided for all future taxable temporary differences arising from differences between when items are recorded for financial and tax reporting purposes, regardless of when reversal is anticipated. The recognition of deferred tax assets under SFAS 109 is subject to a realization test which requires that an allowance be provided when deferred tax

     PLAINDUTY LIMITED

     NOTES TO THE ACCOUNTS

18 Summary of Significant Differences Between Hong Kong and United States Generally Accepted Accounting Principles ("GAAP")(continued)

          assets are not "more likely than not" to be realized.

(b)  Statement of cash flows

     The Company has adopted the Hong Kong Statements of Standard Accounting Practice No. 15, "Cash Flow Statements" ("SSAP 15"). Its objectives and principles are similar to those set out in the US Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" ("SFAS 95"). The principal differences between the standards relate to classifications. Under SSAP 15, the Company presents its cash flows for (a) operating activities; (b) return on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing activities. SFAS 95 requires only three categories of cash flow activity: (a) operating; (b) investing; and (c) financing. Cash flows from returns on investments and the servicing of finance would be included as operating activities for interest items and as financing activities for dividends paid under SFAS 95.

     If presented in accordance with SFAS 95, net cash flows from operating, investing and financing activities for the nine-month period ended 31st December 1998 and for the year ended 31st March 1998 would be:

                                                              Inflow/(Outflow)
                                                     Period from
                                                     1.4.1998 to     Year ended
                                                      31.12.1998      31.3.1998
                                                             HK$            HK$

         Net cash inflow from operating activities     8,579,863      4,442,136
         Net cash outflow from investing activities      (38,015)    (4,087,151)
         Net cash outflow from financing activities   (8,611,775)      (441,384)
                                                       ---------      ---------
         Decrease in cash and cash equivalents           (69,927)       (86,399)
                                                       =========      =========

     PLAINDUTY LIMITED

     NOTES TO THE ACCOUNTS

18 Summary of Significant Differences Between Hong Kong and United States Generally Accepted Accounting Principles ("GAAP")(continued)

     The following is a summary of the approximate effects on net income and shareholders' equity if US GAAP were to be applied instead of Hong Kong GAAP, expressed in Hong Kong dollars.

                                                                                    Period from
                                                                                    1.4.1998 to        Year ended
                                                                                     31.12.1998           31.3.98
                                                                                            HK$               HK$
     Net income as shown in the financial statements                                  7,065,457         8,531,739
     Description of items having the effect of increasing
      /(decreasing) reported income:
         Deferred taxation (1)                                                          287,000          (19,121)
                                                                                     ----------        ----------
     Net income according to generally accepted
      accounting principles in the United States                                      7,352,457         8,512,618
                                                                                     ==========        ==========

     Shareholders' equity as shown in the financial statements                       15,326,261        16,423,542

     Description of items having the effect of decreasing reported shareholders' equity:
         Deferred taxation (1)
         - prior period                                                               (230,000)         (210,879)
         - current period                                                               287,000          (19,121)
                                                                                     ----------        ----------
     Shareholders' equity according to generally accepted accounting
     principles in the United States                                                 15,383,261        16,193,542
                                                                                     ==========        ==========


     (1) Represents the effects of recognizing all future taxable temporary differences arising from differences between when items are recorded for financial and tax reporting purposes, regardless of when reversal is anticipated.


19   Approval of accounts

     The accounts were approved by the board of directors on 19th February 1999.

                          INDEPENDENT AUDITOR'S REPORT




BOARD OF DIRECTORS AND SHAREHOLDER
BOSTON TOWNE PRESS, INC.


     We have audited the accompanying balance sheets of BOSTON TOWNE PRESS, INC. as of December 31, 1998 and 1997 and the related statements of income and retained earnings, comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BOSTON TOWNE PRESS, INC. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                               /s/ H.R. Margolis Company


Philadelphia, Pennsylvania
February 3, 1999

                            BOSTON TOWNE PRESS, INC.

                                 BALANCE SHEETS

                                  DECEMBER 31,

                                                                                           1 9 9 8          1 9 9 7
                                                                                       --------------    -------------
                                         ASSETS
 CURRENT ASSETS
     Cash                                                                              $      510,690    $     401,340
     Marketable equity securities - available-for-sale                                        105,435           28,668
     Accounts receivable - net of allowance for doubtful accounts
       of $4,600 in both years                                                                679,810          675,174
     Inventories                                                                               31,721           62,697
     Prepaid expenses and other current assets                                                 61,437           39,039
                                                                                       --------------    -------------

                                                                                            1,389,093        1,206,918


 IMPROVEMENTS AND EQUIPMENT - net of accumulated
   depreciation and amortization                                                            1,079,673          894,220


 OTHER ASSETS                                                                                  10,123           62,123
                                                                                       --------------    -------------

                                                                                       $    2,478,889    $   2,163,261
                                                                                       ==============    =============



               See accompanying notes to the financial statements.

                                                                                          1 9 9 8           1 9 9 7
                                                                                       -------------    -------------
                                      LIABILITIES

 CURRENT LIABILITIES
     Notes payable                                                                     $     190,013    $     172,263
     Accounts payable                                                                        154,616          174,335
     Accrued expenses and other current liabilities                                          212,437          177,445
                                                                                       -------------    -------------

                                                                                             557,066          524,043

 NOTES PAYABLE                                                                               291,138          262,453
                                                                                       -------------    -------------

                                                                                             848,204          786,496
                                                                                       -------------    -------------
 COMMITMENTS


                                  SHAREHOLDER'S EQUITY
 COMMON STOCK
     No par value
     Authorized             -  20,000 shares
     Issued and outstanding -   1,000 shares                                                  50,000           50,000

 ADDITIONAL PAID-IN CAPITAL                                                                  652,805          652,805

 UNREALIZED HOLDING GAINS (LOSSES)
   ON AVAILABLE-FOR-SALE SECURITIES                                                           (4,615)             431

 RETAINED EARNINGS                                                                           932,495          673,529
                                                                                       -------------    -------------

                                                                                           1,630,685        1,376,765
                                                                                       -------------    -------------

                                                                                       $   2,478,889    $   2,163,261
                                                                                       =============    =============

                            BOSTON TOWNE PRESS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                            YEARS ENDED DECEMBER 31,

                                                                                       1 9 9 8         1 9 9 7
                                                                                   -------------   -------------
 SALES - NET                                                                       $   4,396,452   $   4,195,832

 COST OF GOODS SOLD                                                                    2,747,024       2,700,804
                                                                                   -------------   -------------

 GROSS PROFIT                                                                          1,649,428       1,495,028

 ADMINISTRATIVE AND SELLING EXPENSES                                                     771,916         711,511
                                                                                   -------------   -------------

                                                                                         877,512         783,517
                                                                                   -------------   -------------

 OTHER INCOME (EXPENSE)
     Other income (expense) - net                                                         58,674           9,884
     Interest expense                                                                    (46,808)        (38,857)
                                                                                   -------------   -------------

                                                                                          11,866         (28,973)
                                                                                   -------------   -------------

 NET INCOME                                                                              889,378         754,544

 RETAINED EARNINGS - BEGINNING OF YEAR                                                   673,529         285,880
                                                                                   -------------   -------------

                                                                                       1,562,907       1,040,424

 SHAREHOLDER'S WITHDRAWALS                                                               630,412         366,895
                                                                                   -------------   -------------


 RETAINED EARNINGS - END OF YEAR                                                   $     932,495   $     673,529
                                                                                   =============   =============


               See accompanying notes to the financial statements.

                            BOSTON TOWNE PRESS, INC.

                       STATEMENTS OF COMPREHENSIVE INCOME

                            YEARS ENDED DECEMBER 31,




                                                        1 9 9 8       1 9 9 7
                                                     ------------   ----------

NET INCOME                                           $    889,378   $  754,544

OTHER COMPREHENSIVE INCOME

    UNREALIZED GAINS (LOSSES) ON SECURITIES

      Unrealized holding gains (losses) arising
        during the period                                  (5,046)         933
                                                     ------------   ----------


TOTAL COMPREHENSIVE INCOME                           $    884,332   $  755,477
                                                     ============   ==========



               See accompanying notes to the financial statements.

                            BOSTON TOWNE PRESS, INC.

                            STATEMENTS OF CASH FLOWS

                            YEARS ENDED DECEMBER 31,

                           INCREASE (DECREASE) IN CASH

                                                                                  1 9 9 8             1 9 9 7
                                                                              --------------      -------------
 CASH FLOWS FROM OPERATING ACTIVITIES
     Cash received from customers                                             $    4,401,696      $   4,037,157
     Cash paid to suppliers and employees                                         (3,313,381)        (3,278,943)
     Interest paid                                                                   (46,808)           (38,857
     Investment income received                                                       28,951             11,116
     Other income received                                                             1,714
     Other expenses paid                                                                                    (79)
                                                                              --------------      -------------

         Net cash provided by operating activities                                 1,072,172            730,394
                                                                              --------------      -------------


 CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of marketable equity securities                                       (81,813)            (2,296)
     Purchases of improvements and equipment                                        (397,132)          (172,508)
     Proceeds from sales of equipment                                                 50,100                999
                                                                              --------------      -------------

         Net cash (used in) investing activities                                    (428,845)          (173,805)
                                                                              --------------      -------------


 CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from incurrence of long-term debt                                      254,045             71,400
     Net repayments under line of credit agreement                                   (35,040)           (14,960)
     Principal payments on obligation under capital lease
       and notes payable                                                            (172,570)          (124,467)
     Shareholder's withdrawals                                                      (580,412)          (366,895)
                                                                              --------------      -------------

         Net cash (used in) financing activities                                    (533,977)          (434,922)
                                                                              --------------      -------------

 NET INCREASE IN CASH                                                                109,350            121,667

 CASH - BEGINNING OF YEAR                                                            401,340            279,673
                                                                              --------------      -------------


 CASH - END OF YEAR                                                           $      510,690      $     401,340
                                                                              ==============      =============


               See accompanying notes to the financial statements.

                            BOSTON TOWNE PRESS, INC.

                            STATEMENTS OF CASH FLOWS
                                   (Continued)


                                                                                        1 9 9 8         1 9 9 7
                                                                                     -------------   ------------
 RECONCILIATION OF NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
     Net income                                                                      $     889,378   $    754,544
                                                                                     -------------   ------------

     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                     191,588        161,895
         Loss (gain) on sales of fixed assets                                              (28,009)         1,153
         Changes in assets and liabilities
            (Increase) in accounts receivable                                               (4,636)      (167,700)
            Decrease in inventories                                                         30,976          6,475
            (Increase) in prepaid expenses and other current assets                        (22,398)       (18,585)
            (Increase) in other assets                                                                     (1,010)
            (Decrease) in accounts payable                                                 (19,719)       (59,316)
            Increase in accrued expenses and other current liabilities                      34,992         52,938
                                                                                     -------------   ------------

     Total adjustments                                                                     182,794        (24,150)
                                                                                     -------------   ------------


 NET CASH PROVIDED BY OPERATING ACTIVITIES                                           $   1,072,172   $    730,394
                                                                                     =============   ============


SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
    During the year ended December 31, 1998, the Corporation reclassified a loan receivable - officer, in the amount of $50,000, as a shareholder's distribution. The Corporation had no transactions for the year ended December 31, 1997 that were non-cash.



               See accompanying notes to the financial statements.

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business Operations

     Boston Towne Press, Inc. has a Printing Division that manufactures and sells printed products. The Corporation also has a mail house which provides packaging and mailing services and operates as the Mail One Division.

     Concentration of Credit Risk

     Boston Towne Press, Inc. operates from a location in Boston, Massachusetts. The Corporation grants credit to customers, substantially all of whom are commercial establishments, located in the vicinity of the operating location.

     The Corporation maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Corporation has not experienced any losses in such accounts. The Corporation believes it is not exposed to any significant credit risk on cash.

     For the years ended December 31, 1998 and 1997, the Corporation had one customer that comprised approximately 19% of total sales in each year.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Marketable Equity Securities

     Management determines the appropriate classification of securities at the time of purchase. Securities to be held for indefinite periods of time are classified as available-for-sale and carried at market value.

     Realized gains and losses on dispositions of marketable equity securities are recognized on a specific identification basis. Unrealized gains and losses on marketable equity securities - available-for-sale, are based on the difference between the book value and market value of each security. These gains and losses are credited or charged to shareholder's equity, whereas realized gains and losses are credited or charged to operations.

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Continued)



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventories

     The Corporation values its inventories at the lower of cost or market, with cost determined on a first-in, first-out basis, and its work in process at material cost plus labor and overhead.

     Improvements and Equipment

     Recorded at cost with depreciation and amortization being provided under the straight-line method over the estimated useful lives of the assets.

     Expenditures for maintenance, repairs and betterments which could not materially prolong the normal useful life of an asset have been charged to operations as incurred. Additions and betterments which substantially extend the useful life of the properties are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

     Income Taxes

     For federal and state income tax purposes the Corporation elected to be taxed as an "S" Corporation.

     401(k) Profit Sharing Plan

     The Corporation has a 401(k) profit sharing plan which covers all employees who elect to be covered and who are at least eighteen years of age and have worked for the Corporation for at least one year. The participating employees may contribute from 2% to 12% of eligible compensation up to the allowable amount under Section 402(g) of the Internal Revenue Code.

     The Corporation's contribution is discretionary and is determined annually by the Board of Directors. The provision for a contribution to the 401(k) profit sharing plan for the years ended December 31, 1998 and 1997 was $75,000 and $81,695, respectively.

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Continued)



2.   MARKETABLE EQUITY SECURITIES - AVAILABLE-FOR-SALE

     The cost and fair value of marketable equity securities - available-for-sale at December 31, 1998 and 1997 are as follows:

                                                               GROSS           GROSS
                                                             UNREALIZED      UNREALIZED       MARKET
                                                  COST         GAINS           LOSSES         VALUE
                                               ----------  ------------    ------------    ----------
               December 31, 1998

                 Equity securities             $  110,050                   $     4,615    $  105,435
                                               ==========                   ===========    ==========

               December 31, 1997

                 Equity securities             $   28,237    $      431                    $   28,668
                                               ==========    ==========                    ==========

     At December 31, 1998, unrealized losses of $4,615 on marketable equity securities - available-for-sale have been subtracted from shareholder's equity. The increase in the unrealized holding losses on marketable equity securities - available-for-sale, for the year ended December 31, 1998, was $5,046.

     At December 31, 1997, unrealized gains of $431 on marketable equity securities - available-for-sale, have been added to shareholder's equity. The increase in the unrealized holding gains on marketable equity securities - available-for-sale, for the year ended December 31, 1997, was $933.

     The December 31, 1997 marketable equity securities have been restated to reclassify money market funds from marketable equity securities - available-for-sale, to cash.


3.   INVENTORIES

     The major classes of inventories are as follows:

                                                        1 9 9 8       1 9 9 7
                                                      -----------   ----------

              Work in process                         $    22,220  $    50,470
              Paper and other chargeable materials          9,501       12,227
                                                      -----------  -----------

                                                      $    31,721  $    62,697
                                                      ===========  ===========

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Continued)



4.   IMPROVEMENTS AND EQUIPMENT

     The major classes of improvements and equipment are as follows:

                                                                     1 9 9 8        1 9 9 7      Useful Life
                                                                  -------------  -------------   ------------
              Leasehold improvements                              $      55,272  $      55,272   3 - 10 years
              Machinery and equipment                                 1,492,085      1,279,995   5 - 10 years
              Office equipment                                          147,254         92,192   5 - 10 years
              Vehicles                                                   26,215                       5 years
                                                                  -------------  -------------
                                                                      1,720,826      1,427,459
              Less:  Accumulated depreciation
                        and amortization                                641,153        533,239
                                                                  -------------  -------------

                                                                  $   1,079,673  $     894,220
                                                                  =============  =============

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Continued)



5.   NOTES PAYABLE

                                                                        1 9 9 8                   1 9 9 7
                                                             ------------------------    ------------------------
                                                               Current      Long-Term      Current      Long-Term
                                                             -----------   ----------    ----------    ----------
     Notes payable to Bank Boston, collateralized by
     substantially all of the assets of the
     Corporation.

     a.   Revolving line of credit demand note up to
          $500,000. Interest is payable monthly at
          prime plus 1%.                                                                 $   35,040

     b.   Payable in monthly installments of $7,149 for
          principal and interest, with interest at
          8.25%, commencing March 1996 through February
          2001.                                              $    74,895   $   94,392        68,753    $  169,021

     c.   Payable in monthly installments of $3,847 for
          principal and interest, with interest at
          9.00%, commencing January 1997 through
          December 1999.                                          43,939                     40,116        43,963

     d.   Payable in monthly installments of $2,270 for
          principal and interest, with interest at
          8.80%, commencing January 1998 through
          December 2000.                                          23,621       25,907        21,931        49,469

     e.   Payable in monthly installments of $4,907 for
          principal and interest, with interest at
          8.40%, commencing March 1998 through February
          2003.                                                   42,762      162,839

     Other                                                         4,796        8,000         6,423
                                                             -----------   ----------    ----------    ----------

                                                             $   190,013   $  291,138    $  172,263    $  262,453
                                                             ===========   ==========    ==========    ==========

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Continued)



5.   NOTES PAYABLE (Continued)

     At December 31, 1998 aggregate annual maturities of long-term debt are as follows:

               2000                      $  158,633
               2001                          66,645
               2002                          54,859
               2003                          11,001
                                         ----------

                                         $  291,138
                                         ==========


6.   COMMITMENTS

     Operating Leases

     The Corporation leases its facilities under a non-cancelable lease with a term through December 31, 2001.

     Future minimum rentals on the above lease are as follows:

               1999                      $  128,700
               2000                         128,700
               2001                         128,700
                                         ----------

                                         $  386,100
                                         ==========

     Rent expense for the years ended December 31, 1998 and 1997 was $104,937 and $109,301, respectively.

     The company leases certain equipment and automobiles under operating leases expiring on various dates through March of 2001.

     The following is a schedule of the future minimum lease payments under the operating leases with terms in excess of one year:

               1999                      $   20,302
               2000                          16,260
               2001                           1,363
                                         ----------

                                         $   37,925
                                         ==========

                            BOSTON TOWNE PRESS, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (Continued)



6.   COMMITMENTS (continued)

     Security Agreement

     On January 10, 1992, all of the outstanding stock of the Corporation was sold to the current shareholder under a stock purchase agreement evidenced by a promissory note. In order to secure payment of the promissory note, the Corporation has granted to the former shareholder a security interest in all of the Corporation's equipment.


7.   LOAN RECEIVABLE - OFFICER

     The Corporation had a receivable from the shareholder of the Corporation in the amount of $50,000 at December 31, 1997 which was classified as non-current. This loan was reclassified as a shareholder's distribution during the year ended December 31, 1998. Interest was payable based on the long-term monthly applicable federal interest rates. Interest income on this loan for the years ended December 31, 1998 and 1997 was $ 2,798 and $3,277, respectively.


8.   SUBSEQUENT EVENT (Unaudited)

     On February 17, 1999 the Corporation sold substantially all of the assets and certain liabilities to Cunningham Graphics International, Inc.

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
                          INTRODUCTION TO THE UNAUDITED
                     PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements give effect to the acquisitions by Cunningham Graphics International, Inc. (the "Company") of (i) Workable Company Limited ("Workable"), Plainduty Limited ("Plainduty") and Workable Printing (Singapore) PTE Ltd. ("Workable Singapore", and collectively with the foregoing, the "Workable Group", with such transaction being the "Workable Transaction") on January 13, 1999 and (ii) Boston Towne Press, Inc. ("Boston Towne Press") on February 17, 1999. The unaudited pro forma financial statements presented below were derived from: (a) the audited financial statements for Cunningham Graphics International Inc. for the year ended December 31, 1998; (b) the audited financial statements for Workable and Plainduty for the nine-month period ended December 31, 1998 filed herewith and the unaudited financial statements for Workable and Plainduty for the three-month period ended March 31, 1998; (c) the unaudited financial statements for Workable Singapore for the period May 14, 1998 (date of incorporation) to December 31, 1998; (d) the audited financial statements for Boston Towne Press filed herewith.

     The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Cunningham Graphics International, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998. None of the pro forma financial statements included herein purport to be indicative of the Company's financial position or results of operations that would have occurred had the transactions been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company's financial condition or results of operations at any future date or for any future period.

                     Cunningham Graphics International, Inc.
                        Unaudited Pro Forma Balance Sheet
                                 (in thousands)

       The unaudited pro forma balance sheet presented below reflects the financial position of the Company as of December 31, 1998, together with the financial position of The Workable Group and Boston Towne
                         Press as of December 31, 1998.

                                                                     Historical                                  Pro Forma
                                               ---------------------------------------------------               Adjustments
                                                                The Workable Group                                 Boston
                                                          ------------------------------    Boston   Adjustments   Towne
                                                          Workable  Plainduty   Workable     Towne    (Workable)   Press)   Company
                                               Company       (1)        (1)     Singapore    Press      (2(a))     (2(a))  Pro Forma
                                               --------   --------   --------   --------   --------   --------   --------   --------
Assets
Current assets:
      Cash                                     $ 11,879   $    432   $      3   $     29   $    616   $ (6,347)  $ (2,075)  $  4,537
     Accounts receivable                          9,199      1,259                     5        721                           11,184
     Inventories                                  1,301        139          6         20         32                            1,498
     Prepaid expenses and other                     383        850          3         18         20       (789)                  485
     Deferred income taxes                          520          -                                -                              520
     Intercompany                                              929      1,895          -                (2,824)                    -
                                               --------   --------   --------   --------   --------   --------   --------   --------
Total current assets                             23,282      3,609      1,907         72      1,389     (9,960)    (2,075)    18,224

Property and equipment-net                        8,652      3,892      1,603        604      1,080     (2,159)         -     13,672
Other assets                                        860          -                                5                              865
Goodwill                                         10,795          -                                5      9,026      3,397     23,218
                                                                                                                       (5)
                                               --------   --------   --------   --------   --------   --------   --------   --------
                                               $ 43,589   $  7,501   $  3,510   $    676   $  2,479   $ (3,093)  $  1,317   $ 55,979
                                               ========   ========   ========   ========   ========   ========   ========   ========
Liabilities and stockholdrs' equity
Current liabilities:
     Current portion of long-term debt            $ 580   $  1,365   $      -   $      -   $    190   $ (1,365)  $   (180)  $    590
     Revolving line of credit                       419          -          -          -          -                 3,388      3,807
     Current portions of obligations under
      capital lease                                 493        230         84                     -                              807
     Accounts payable                             3,102        646        225         22        155                            4,150
     Accrued expenses                             3,504         54        308                   213                            4,079
     Intercompany                                            1,895        632        826          -     (3,353)                    -
                                               --------   --------   --------   --------   --------   --------   --------   --------
Total current liabilities                         8,098      4,190      1,249        848        558     (4,718)     3,208     13,433

Long-term debt, net of current portion              769          -        132                   291                  (261)       931
Obiligations under capital leases-net of
     current portion                              1,216        253                                                             1,469
Deferred income taxes                               932        316        143                     -                            1,391
Other long-term liabilities                          64                                                                           64
                                               --------   --------   --------   --------   --------   --------   --------   --------
Total liabilities                                11,079      4,759      1,524        848        849     (4,718)     2,947     17,288

Total stockholders equity                        32,510      2,742      1,986       (172)     1,630      6,181     (1,630)    38,691
                                                                                                        (4,556)
                                               --------   --------   --------   --------   --------   --------   --------   --------
                                               $ 43,589   $  7,501   $  3,510   $    676   $  2,479   $ (3,093)  $  1,317   $ 55,979
                                               ========   ========   ========   ========   ========   ========   ========   ========

                     Cunningham Graphics International, Inc.
                      Unaudited Pro Forma Income Statements
                      (in thousands, except per share data)

       For the year ended December 31, 1998 of the Company, together with the year ended December 31, 1998 of the Workable Group and Boston
         Towne Press, assuming the Workable Group and Boston Towne Press acquisitions occurred as of January 1, 1998

                                                                                         Historical
                                                           ---------------------------------------------------------------------
                                                                                     The Workable Group
                                                                          ----------------------------------------
                                                                                                         Workable        Boston
                                                              Company     Workable (1)  Plainduty (1)   Singapore     Towne Press
                                                            ----------    ----------     ----------     ----------     ----------
 Net sales                                                  $   53,146    $    9,852     $    4,274     $       51     $    4,396
Operating expenses:
     Costs of production                                        37,694         6,806          1,893             85          2,574
     Selling, general and administrative                         7,783         1,486            749            123            753
     Depreciation and amortization                               1,252           876            219             80            192
                                                            ----------    ----------     ----------     ----------     ----------
                                                                46,729         9,168          2,861            288          3,519
                                                            ----------    ----------     ----------     ----------     ----------
Income from operations                                           6,417           684          1,413           (237)           877

     Interest expense                                             (400)         (239)           (29)             -            (47)
     Interest income                                               475            71              1              -             29
     Other income (expense)                                          5           770             64              -             30
                                                            ----------    ----------     ----------     ----------     ----------
Income before income taxes                                       6,497         1,286          1,449           (237)           889

     Provision for income taxes                                  2,489           264            253              -              -
                                                            ----------    ----------     ----------     ----------     ----------
 Net income                                                 $    4,008    $    1,022     $    1,196     $     (237)    $      889
                                                            ==========    ==========     ==========     ==========     ==========

Pro Forma Data
Income before income taxes                                  $    6,497
     Pro forma provision for income taxes                        2,809 (a)
                                                            ----------
Pro forma net income                                        $    3,688
                                                            ==========

Pro forma earnings prer common share:
     Basic                                                  $     0.80
                                                            ==========
     Diluted                                                $     0.80
                                                            ==========

Pro forma weighted average number of common shares:
     Basic                                                   4,587,941
                                                            ==========
     Diluted                                                 4,637,024
                                                            ==========


                                                                               Pro Forma
                                                               Pro Forma      Adjustments
                                                              Adjustments       (Boston        Company
                                                               (Workable)     Towne Press)    Pro Forma
                                                               -----------     ----------    ----------
 Net sales                                                     $    (4,274)(b) $        -    $   67,445
Operating expenses:
     Costs of production                                            (4,584)(b)                   44,468
     Selling, general and administrative                                                         10,894
     Depreciation and amortization                                     198 (c)         85 (g)     2,902
                                                               -----------     ----------    ----------
                                                                    (4,386)            85        58,264
                                                               -----------     ----------    ----------
Income from operations                                                 112            (85)        9,181

     Interest expense                                                  (32)(d)       (244)(h)      (991)
     Interest income                                                  (185)(e)        (58)(i)       333
     Other income (expense)                                           (731)(b)                      138
                                                               -----------     ----------    ----------
Income before income taxes                                            (837           (387)        8,660

     Provision for income taxes                                       (217)(f)        206 (j)     2,995
                                                               -----------     ----------    ----------
 Net income                                                    $      (620)    $     (593)   $    5,665
                                                               ===========     ==========    ==========

Pro Forma Data
Income before income taxes                                                                   $    8,660
     Pro forma provision for income taxes                                                         3,315 (a)
                                                                                             ----------
Pro forma net income                                                                         $    5,345
                                                                                             ==========

Pro forma earnings prer common share:
     Basic                                                                                         1.07 (k)
                                                                                             ==========
     Diluted                                                                                 $     1.06 (k)
                                                                                             ==========

Pro forma weighted average number of common shares:
     Basic                                                         398,216 (k)                4,986,157 (k)
                                                               ===========                   ==========
     Diluted                                                       398,216 (k)                5,035,240 (k)
                                                               ===========                   ==========

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC
           NOTES TO UNAUDITED PRO FORAM COMBINED FINANCIAL STATEMETNS
                      (In thousands, except per share data)

1.  Acquisitions

Acquisition of the Workable Group

On January 13, 1999, the Company, through its wholly-owned subsidiary, Cunningham Graphics International S.A., acquired all of the issued and outstanding capital stock of Workable Company Limited, a Hong Kong corporation ("Workable"). In addition, the Company acquired from the selling shareholders the 60% of the outstanding capital stock of Plainduty Limited, a Hong Kong corporation, which was not owned directly by Workable. Workable also has a wholly owned subsidiary in Singapore, which was acquired subsequent to December 31, 1998.

The aggregate purchase price of the acquisition was $13,100, which was comprised of the following: (i) 398,216 shares of Common Stock, valued at a price of $15.52 per share and (ii) cash in the amount of $6,181. In addition, the Company assumed $700 of indebtedness. The Company utilized proceeds from its initial public offering of Common Stock to fund the cash portion of the purchase price. Under the terms of the purchase agreement, the Company may be required to pay to the Sellers up to an additional $3,800, depending upon the earnings, as defined, of Workable during the years 1999 through 2001. The Company estimates the goodwill generated from the acquisition will be approximately $8,899, which will be amortized over 40 years.

The pro-forma balances were derived from the audited financial statements for Workable and Plainduty for the nine-month period ended December 31, 1998 and the unaudited financial statements for the three-month period ended March 31 ,1998 expressed in Hong Kong dollars. The balances were converted into U.S. dollars using an exchange rate of $0.1291 per Hong Kong dollar.

In arriving at the pro forma balances, adjustments were made to:

     a) Reflect U.S. generally accepted accounting principles (GAAP). For Workable, the GAAP adjustments related to deferred taxation, fixed assets and the treatment of the associate company. For Plainduty, the GAAP adjustment related to deferred taxation;
     b) Eliminate intercompany profit and loss transactions between Workable and Plainduty.

Acquisition of Boston Towne Press

On February 16, 1999, the Company acquired substantially all of the assets and assumed certain liabilities of Boston Towne Press. The purchase price of Boston Towne Press was $5.4 million, which was paid in cash and partially funded by the utilization of $3,388 of the revolving line of credit. Pursuant to the purchase and sale agreement, the Company may be required to pay the seller up to an additional $700, depending upon the earnings of Boston Towne Press during the years 1999 and 2000. The Company estimates the goodwill generated from the transaction will be approximately $2,749 and will be amortized over 40 years.

Pro Forma Adjustments

Balance Sheet

                                                                                      The Workable          Boston
                                                                                          Group          Towne Press
                                                                                      --------------     -------------
     (a) Purchase accounting adjustments to reflect the assets and liabilities at estimated fair value:
              Goodwill                                                                     $8,899            $3,397
     Assets not acquired:
              Land and Building                                                           (2,159)                 -
              Goodwill                                                                          -               (5)
              Intercompany                                                                (2,749)                 -
     Liabilities not assumed:
              Current portion of long-term debt                                           (1,365)             (180)
              Long-term debt, net of current portion                                            -             (261)
              Intercompany                                                                (3,353)                 -
     Elimination of equity method of accounting                                             (789)                 -
     Stockholders equity:                                                                 (3,819)           (1,630)
     Record financing used to complete acquisition:
              Cash paid to sellers and costs of the transactions                          (6,347)             2,075
              Borrowings on line of credit                                                      -             3,388
              Common stock issued to sellers                                                6,181                 -

Statement of Operations

(a) The provision for income taxes represents the income tax provision that would have been reported had the Company been subject to federal and additional state income taxes during the entire year ended December 31, 1998. The provision for income taxes reflects an increase of $320 for the period January 1, 1998 through April 22, 1998.

(b) Reflects the elimination of intercompany transactions among the companies in the Workable Group.

(c) Reflects a net increase in depreciation and amortization expense of $198 attributable to the Workable Transaction. Pro forma depreciation and amortization expense was determined based on a preliminary allocation of the purchase price to the operating assets acquired based on estimates of fair values and a 40 year life for goodwill. The actual allocation of the purchase price may differ from the estimated amounts for the following reasons: i) further information learned on the fair value of the assets acquired and (ii) the settlement of the earn-out amount in future years.

(d) Reflects the elimination of interest expense of $109 on the Workable debt of approximately $1,365 which not assumed by the Company and an increase in interest expense for $141 as if the Company had borrowed the cash portion of the purchase price from January 1, 1998 through April 22, 1998, the date of the initial public offering, payable with interest expense of 7%.

(e) Reflects the elimination of interest income of $185 from April 22, 1998 through December 31, 1998 as if the Company utilized the cash portion of the purchase price of $6,347 to complete the acquisition of the Workable Group instead of having the funds invested.

(f) Reflects a pro forma provision for income taxes computed utilizing an effective tax rate of 20% for the Workable Group.

(g) Reflects a net increase in depreciation and amortization expense of $85 attributable to the Boston Towne Press acquisition. Pro forma depreciation and amortization expense was determined based on a preliminary allocation of the purchase price to the operating assets acquired based on estimates of fair values and a 40 year life for goodwill.

(h) Reflects the elimination of interest expense of $37 on the Boston Towne Press debt of approximately $441 which was not assumed by the Company and an increase in interest expense of $281 as if the Company had borrowed the cash portion of the purchase price of $2,075 from January 1, 1998 through April 22, 1998, and borrowed $3,388 of the purchase price from January 1, 1998 through December 31, 1998.

(i) Reflects the elimination of interest income of $58 from April 22, 1998 through December 31, 1998 as if the Company utilized the cash portion of the purchase price of $2,075 to complete the acquisition of Boston Towne Press.

(j) Boston Towne Press operated under S corporation status for federal and state income tax purposes prior to the acquisition. Accordingly, no provision for income tax expense is reflected in the entity's historical financial statements and an adjustment for pro forma federal and state income tax expense has been made utilizing an effective tax rate of 41%. Additionally, the pro forma provision for income taxes also reflects the provision and benefits of the pro forma adjustments described above.

(k) Pro forma earnings per share was calculated based on the historical weighted average shares of the Company outstanding for the year ended December 31, 1998 of 4,637,024 plus 398,216 shares issued in connection with the Workable Transaction.